                                                                       Exhibit 5


                                VINSON & ELKINS
                               ATTORNEYS AT LAW

                            VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                              1001 FANNIN STREET

                           HOUSTON, TEXAS 77002-6760

                           TELEPHONE (713) 758-2222
                              FAX (713) 758-2346

                                January 26, 1996


American General Corporation
2929 Allen Parkway
Houston, Texas 77019

Ladies and Gentlemen:

     We have acted as counsel to American General Corporation, a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the proposed issuance by the Company of certain shares of (i) the Company's Common Stock, par value $.50 per share (together with the attached Preferred Share Purchase Rights, "Common Stock"), and (ii) the Company's 7% Convertible Preferred Stock, par value $1.50 per share (the "Preferred Stock"), in each case pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 19, 1995, as amended January 25, 1996, among the Company, AGC Life Insurance Company and Independent Insurance Group, Inc. ("Independent"), which Merger Agreement provides for the acquisition by the Company of Independent by means of the merger described therein (the "Merger"). In addition to the shares of Common Stock and Preferred Stock to be issued in connection with the Merger, the Registration Statement also relates to the shares of Common Stock that may be issued upon conversion of the Preferred Stock in accordance with the terms thereof. In such connection, we are passing on certain legal matters in connection with the foregoing issuances of the Common Stock and the Preferred Stock. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

     In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have relied as to factual matters on certificates of certain public officials and officers of the Company.

     Based upon the foregoing examination and review, we are of the opinion that:

           (i) when the conditions to the Merger set forth in the Merger Agreement have been satisfied and the Merger has been effected in accordance therewith, the shares of Common Stock issued in exchange for shares of capital stock of Independent pursuant to the Merger will be validly issued, fully paid and non-assessable;

           (ii) when (a) the proposed Statement of Resolutions Establishing a Series of Shares relating to the Preferred Stock (in substantially the form attached as an exhibit to the Merger Agreement) has been duly filed with the appropriate officials of the State of Texas in accordance with Article
     2.13 of the Texas Business Corporation Act and (b) the conditions to the Merger set forth in the Merger Agreement have been satisfied and the

American General Corporation
Page 2
January 26, 1996

     Merger has been effected in accordance therewith, the shares of Preferred Stock issued in exchange for shares of capital stock of Independent pursuant to the Merger will be validly issued, fully paid and non-assessable; and

          (iii) the shares of Common Stock initially issuable upon conversion of the Preferred Stock in accordance with the terms thereof have been authorized for issuance and, when such shares have been duly issued upon conversion of the Preferred Stock in accordance with the terms thereof, such shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,

                                       /s/ VINSON & ELKINS L.L.P.

                                       VINSON & ELKINS L.L.P.